EXHIBIT 99.1
JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated:  November 2, 2020

TEKKORP JEMB LLC

By:	/s/ Matthew S. Davey
	Name:	Matthew S. Davey
	Title:	Authorized Signatory

TEKKORP HOLDINGS LLC

By:	/s/ Matthew S. Davey
	Name:	Matthew S. Davey
	Title:	Manager

MATTHEW S. DAVEY

By:	/s/ Matthew S. Davey
	Name:	Matthew S. Davey

JEMB SPAC LLC

By:	/s/ Morris Bailey
	Name:	Morris Bailey
	Title:	Managing Member

MORRIS BAILEY

By:	/s/ Morris Bailey
	Name:	Morris Bailey

BAILEY GRAND INVESTMENTS LLC

By:	/s/ Morris Bailey
	Name:	Morris Bailey
	Title:	Managing Member